Exhibit 10.27

AMENDMENT TO LICENSE AGREEMENT

     This Amendment dated, April 16, 2004 (this “Agreement”), amends that certain License Agreement (the “License Agreement”) dated as of November 1, 1995, as amended, by and between Metromedia International Group, Inc., a Delaware corporation (“Licensee”) and Metromedia Company, a Delaware general partnership (“Licensor”).

WITNESSETH

     WHEREAS, Licensor and Licensee are parties to the License Agreement whereby Licensor has agreed to grant to Licensee and Licensee has agreed to license from Licensor the right to use the trade name and trademark “Metromedia” upon the terms and conditions set forth in the License Agreement; and

     WHEREAS, Licensee desires to use the Metromedia Logo trademark depicted on Exhibit A attached hereto (the “Metromedia Logo”) in a manner approved by Licensor during the term of the License Agreement in connection with the Licensed Services as such term is defined in the License Agreement;

     WHEREAS, Licensor is willing to grant Licensee the right to use the Metromedia Logo trademark during the Term (as such term is defined in the License Agreement) in the United States and, in connection with MITI, also worldwide; and

     WHEREAS, Licensor is willing to grant the aforementioned right to use the Metromedia Logo trademark upon the terms and conditions set forth in the License Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms

1.1	All capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the License Agreement.

2. License Grant.

2.1	Section 1 of the License Agreement is hereby deleted in its entirety and replaced with the following:

     “1. Licensor hereby grants to Licensee, a non-exclusive, non- transferable, non-assignable right and license, without the right to grant sublicenses, to use the trade name and trademark and corporate name “Metromedia” and the Metromedia Logo trademark depicted on Exhibit A hereto (the “Licensed Trademarks”) in the United States and with respect to MITI, worldwide in respect of Licensed Services subject to the terms, obligations, conditions and limitations of this Agreement. It shall be Licensee’s obligation to appropriately carry out fully any and all trade name filings and recordings that may be required of Licensee anywhere by virtue of this Agreement.”

2.2	Each instance of the term “Licensed Name” in the License Agreement shall be hereby amended to refer to the “Licensed Trademarks”.

3. No Other Change

3.1	Except for the amendments provided for herein, the License Agreement shall remain unchanged in all respects and shall remain in full force and effect.

4. General

4.1	This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, contains the entire agreement of the parties with respect to the specific subject matter hereof, may be executed in counterparts, each of which will be an original and all of which will be governed by New York law except the body of law pertaining to conflict of laws.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

METROMEDIA INTERNATIONAL GROUP, INC.
By:	/s/ Harold F. Pyle, IIII
	Name:	Harold F. Pyle, III
	Title:	Executive Vice President

METROMEDIA COMPANY
By:	/s/ Stuart Subotnick
	Name:	Stuart Subotnick
	Title:	Executive Vice President

EXHIBIT A